Exhibit 15

April 29, 2016

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated April 29, 2016 on our review of interim financial information of United Technologies Corporation (“the Corporation”) for the three-month period ended March 31, 2016 and 2015 and included in the Corporation’s quarterly report on Form 10-Q for the quarter ended March 31, 2016 is incorporated by reference in its Registration Statement on Form S-3 ASR dated April 29, 2016.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Hartford, Connecticut